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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to 240.14a-12
MGM MIRAGE
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGM MIRAGE
3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING TO BE HELD ON
May 13, 2003

To the Stockholders:

        The Annual Meeting of Stockholders of MGM MIRAGE, a Delaware corporation (the "Company"), will be held at MGM Grand Hotel and Casino, 3799 Las Vegas Boulevard South, Las Vegas, Nevada, on May 13, 2003, at 10:00 a.m., Pacific Time, for the following purposes:

  1.
  To elect a Board of Directors;

  2.
  To consider and act upon the ratification of the selection of independent auditors;

  3.
  To approve a proposed amendment to the Company's Certificate of Incorporation in order to comply with the New Jersey Casino Control Act;

  4.
  To approve a proposed amendment to the MGM MIRAGE 1997 Nonqualified Stock Option Plan to increase the number of shares subject to the plan by 8,000,000;

  5.
  To approve a proposed amendment to the Company's Annual Performance-Based Incentive Plan for Executive Officers; and

  6.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Stockholders of record at the close of business on March 25, 2003 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices, located at 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date.

By Order of the Board of Directors,

Chairman of the Board and Chief Executive Officer

April 14, 2003

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
Use the enclosed envelope, which requires no postage for mailing in the United States.

MGM MIRAGE
3600 Las Vegas Blvd. South
Las Vegas, Nevada 89109

PROXY STATEMENT
April 14, 2003

        The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company, and this solicitation is made on behalf of the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy. All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposals 2, 3, 4 and 5 as described herein. By signing, dating and returning the enclosed proxy card, you will confer discretionary authority on the named proxies to vote on any matter not specified in the notice of meeting if the Company did not receive notice of such matter in a reasonable time before the date this Proxy Statement was mailed to stockholders.

        Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about April 14, 2003.

        The authorized capital stock of the Company presently consists of 300,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"). At the close of business on March 25, 2003, the record date for determining stockholders entitled to vote at the meeting, 152,022,217 shares of Common Stock were outstanding and entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting.

        In accordance with the rules of the New York Stock Exchange (the "Exchange"), certain matters submitted to a vote of stockholders are considered by the Exchange to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. For those matters that the Exchange determines to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. There is no cumulative voting in the election of directors. The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of Proposal 3. A broker non-vote will have the same effect as a vote cast against Proposal 3. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the meeting. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal.

PRINCIPAL STOCKHOLDERS

        Shown below is certain information as of March 25, 2003 with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of shares of Common Stock by the only persons or entities known to the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock, by the Named Executives, as defined under "Executive Compensation", and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

Name and Address(1)	Amount Beneficially Owned(2)		Percent of Class
Tracinda Corporation 150 S. Rodeo Drive, Ste. 250 Beverly Hills, CA 90212	81,196,432	(3)	53.4%
FMR Corp. 82 Devonshire Street Boston, MA 02109	12,945,271	(4)	8.5%
J. Terrence Lanni	1,300,000	(5)	(7)
Robert H. Baldwin	435,000	(5)	(7)
John T. Redmond	704,002	(5)	(7)
James J. Murren	873,000	(5)	(7)
Gary N. Jacobs	282,423	(5)	(7)
All directors and executive officers as a group (35 persons)	86,144,048	(3)(5)(6)	55.1%

(1)
Unless otherwise indicated, the address for the persons listed is 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109.

(2)
Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3)
Tracinda Corporation ("Tracinda"), a Nevada corporation, is wholly owned by Kirk Kerkorian.

(4)
Based upon a Schedule 13G, dated December 31, 2002, filed by FMR Corp. and Fidelity Management and Research Company, a subsidiary of FMR Corp. and an investment advisor under the Investment Advisors Act of 1940, which are deemed to be the beneficial owner 12,945,271 shares of Common Stock as a result of acting as investment advisor to various investment companies.

(5)
Included in these amounts are 1,140,000 shares, 360,000 shares, 627,002 shares, 785,000 shares, and 250,000 shares underlying options that are exercisable as of March 25, 2003 or that become exercisable within 60 days thereafter held by Messrs. Lanni, Baldwin, Redmond, Murren, and Jacobs, respectively. Also included in these amounts are 150,000 shares of restricted stock held by Mr. Lanni, 75,000 shares of restricted stock held by each of Messrs. Baldwin, Redmond and Murren, and 25,000 shares of restricted stock held by Mr. Jacobs, all of which shares of restricted stock are scheduled to vest 50% on June 3, 2005, and 50% on June 3, 2006.

(6)
Also included are 771,900 shares subject to stock options exercisable as of March 25, 2003 or that become exercisable within 60 days thereafter, held by 12 non-employee directors. Additionally included are a total of 472,458 shares underlying options that are exercisable as of March 25, 2003 or that become exercisable within 60 days thereafter held by 14 non-director executive officers. Additionally included are 42,000 shares of restricted stock held by 11 non-director executive officers, all of which shares of restricted stock are scheduled to vest 50% on either June 3, 2005 or October 15, 2005 and 50% on either June 3, 2006 or October 15, 2006, respectively.

(7)
Less than one percent (1%).

        As indicated above, Mr. Kerkorian, through his ownership of Tracinda, beneficially owns over 50% of the currently outstanding shares of Common Stock. Tracinda intends to vote its shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Tracinda's shares represent more than 50% of the shares to be voted at the meeting, Tracinda will be able to elect the entire Board of Directors. Tracinda also intends to vote its shares in favor of Proposals 2, 3, 4 and 5, and Tracinda's vote will be sufficient to cause adoption of those Proposals.

ELECTION OF DIRECTORS
Proposal No. 1

Information Concerning the Nominees

        One of the purposes of the meeting is to elect 18 directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor shall have been elected and qualified or until his or her earlier resignation or removal.

        The following table sets forth, for each nominee for director, their names, principal occupations for at least the past five years, beneficial ownership of Company Common Stock, ages as of March 25, 2003 and certain other matters. In the event any of said nominees should be unavailable to serve as Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Name (age)	Principal Occupation and Other Directorships	First Became a Director	Shares of Common Stock Beneficially Owned(1)
James D. Aljian (70)	Executive of Tracinda since October 1987. Director of Chrysler Corporation ("Chrysler") from February 1996 to November 1998, and Member of Shareholder's Committee of DaimlerChrysler Corporation from November 1998 to December 2000. Director of Metro-Goldwyn-Mayer Inc., a California-based motion picture studio in which Tracinda has an approximate 65.8% ownership interest (collectively with its subsidiaries, "MGM Inc."), since October 1996.	1988	40,400	(2)(3)(4)
Robert H. Baldwin (52)	President and Chief Executive Officer of Mirage Resorts, Incorporated ("Mirage Resorts") since June 2000. Mr. Baldwin was appointed Chief Financial Officer and Treasurer of Mirage Resorts on an interim basis from September 1999 to June 2000. He has also been President and Chief Executive Officer of Bellagio, LLC or its predecessor since June 1996. Prior to that, he was President and Chief Executive Officer of The Mirage Casino-Hotel from August 1987 to April 1997.	2000	435,000	(2)(3)(4)

Fred Benninger (86)	Vice Chairman of the Board of the Company from April 1995 to March 1998. Chairman of the Board of the Company from August 1987 to April 1995. President of the Company from August 1987 to March 1990, and Chief Executive Officer of the Company from August 1987 to January 1991. Consultant to Tracinda since April 1998.	1986	14,350	(2)(3)(4)
Terry Christensen (62)	Partner, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, attorneys, Los Angeles, California, since May 1988. Director of GIANT GROUP, LTD., Checkers Drive-In Restaurants, Inc., and Fidelity National Financial, Inc.	1987	23,850	(2)(3)
Willie D. Davis (68)	President and Director of All-Pro Broadcasting, Inc., an AM and FM radio broadcasting company, for more than the past five years. Director of MGM Inc., Sara Lee Corporation, K-Mart Corporation, Johnson Controls, Inc., Alliance Bank, Wisconsin Energy, Dow Chemical Company, Checkers Drive-In Restaurants, Inc., Strong Fund, Bassett Furniture Industries, Incorporated and Manpower, Inc.	1989	20,190	(2)(3)(4)
Alexander M. Haig, Jr. (78)	Chairman of Worldwide Associates, Inc., an international business advisory firm, for more than the past five years. Host of "World Business Review," a weekly television program. Director of MGM Inc., DOR BioPharma, Inc. and SDC International, Inc. Consultant to the Company since 1990.	1990	20,000	(2)(3)(4)
Alexis Herman (55)	United States Secretary of Labor from 1997 to 2001. Prior to that, served for four years as Assistant to the President and Director of the White House Office of Public Liaison. Presently, Chair and Chief Executive Officer of New Ventures, Inc., and Director of Cummins Inc., the Presidential Life Insurance Corporation and several non-profit organizations. In addition, chairs advisory boards for the Coca-Cola Company and Toyota.	2002	3,750	(2)(3)

Roland Hernandez (45)	Owner and manager of media holdings in Texas. Chairman of the Board and Chief Executive Officer of Telemundo Group, Inc. from August 1998 to December 2000, and President and Chief Executive Officer of Telemundo Group, Inc. from March 1995 to July 1998. Founder and President of Interspan Communications. Director and Chairman of the Audit Committee of Wal-Mart Stores, Inc. Director and member of the Audit Committee and Finance Committee of the Ryland Group. Director and member of the Audit Committee of Vail Resorts, Inc., and Director of Inter-Con Security Systems, Inc.	2002	—
Gary N. Jacobs (57)	Executive Vice President-General Counsel of the Company since June 2000 and Secretary of the Company since January 2002. Prior to June 2000, partner, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. Mr. Jacobs is of counsel to that firm and is a Director and Secretary of The InterGroup Corporation.	2000	282,423	(2)(3)
Kirk Kerkorian (85)	Chief Executive Officer, President and sole director and stockholder of Tracinda. Director of MGM Inc. since October 1996.	1987	81,196,432	(5)
J. Terrence Lanni (60)	Chairman of the Company since July 1995. Chairman of the Executive Committee since June 1995. Chief Executive Officer of the Company from June 1995 to December 1999, and since March 2001. President of the Company from June 1995 to July 1995. President and Chief Operating Officer of Caesars World, Inc. from April 1981 to February 1995, and a director from January 1982 to February 1991.	1995	1,300,000	(2)(3)(4)
George J. Mason (72)	Senior Managing Director of Bear, Stearns & Co. Inc., Los Angeles, California, an investment banking and brokerage firm, and has been employed by that firm since 1973. Director of Mirage Resorts from 1973 to May 2000.	2000	23,000	(2)(3)(4)
James J. Murren (41)	President and Chief Financial Officer since December 1999, and Treasurer since November 2001. Executive Vice President and Chief Financial Officer of the Company from January 1998 to December 1999. Prior thereto, Managing Director and Co-Director of research for Deutsche Morgan Grenfell ("DMG"), having served DMG in various other capacities since 1984.	1998	873,000	(2)(3)

Ronald M. Popeil (67)	Chief Executive Officer of RONCO Inventions, LLC, the principal business of which is inventing and marketing consumer products, since co-founding that company in May 1984. Director of Mirage Resorts from 1979 to May 2000.	2000	18,000	(2)(3)(4)
John T. Redmond (44)
	President and Chief Executive Officer of MGM Grand Resorts, LLC ("MGM Grand Resorts") since March 2001. Co-Chief Executive Officer of the Company from December 1999 to March 2001. President and Chief Operating Officer of Primm Valley Resorts from March 1999 to December 1999. Senior Vice President of MGM Grand Development, Inc. from August 1996 to September 1998. Director of MGM Grand Detroit, LLC since July 1997, Vice-Chairman from April 1998 to February 2000, and Chairman since February 2000. Prior to 1996, Senior Vice President and Chief Financial Officer of Caesars Palace and Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc.	1999	704,002	(2)(3)
Daniel M. Wade (50)	Vice Chairman of the Company since March 2001. Co-Chief Executive Officer of the Company from December 1999 to March 2001. Chief Operating Officer of the Company from April 1999 to December 1999, and Executive Vice President of the Company from October 1998 to April 1999. Prior thereto, President and Chief Operating Officer of MGM Grand Hotel, Inc., having served in various other senior capacities with MGM Grand Hotel, Inc. since January 1990.	1999	239,950	(2)(3)(4)
Melvin B. Wolzinger (82)	A general partner in W. W. Investment Co., a real estate holding company in Las Vegas, Nevada, from 1980 through 1998. A principal owner of various privately-held restaurants and casino gaming establishments in Las Vegas since 1991. Director of Mirage Resorts from 1973 to May 2000. Director of Colonial Bank, and Director of several non-profit organizations.	2000	13,650	(2)(3)(4)

Alex Yemenidjian (47)	Chairman of the Board and Chief Executive Officer of MGM Inc. since April 1999 and a Director of MGM Inc. since November 1997. President of the Company from July 1995 to December 1999. Chief Operating Officer of the Company from June 1995 to April 1999. Executive Vice President of the Company from June 1992 to July 1995, and Chief Financial Officer of the Company from May 1994 to January 1998. President and Chief Operating Officer of the Company from March 1990 to January 1991. Executive of Tracinda from January 1990 to January 1997, and from February 1999 to April 1999.	1989	410,460	(2)(3)(4)

(1)
Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2)
The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3)
Included in these amounts are (a) shares underlying options that are exercisable as of March 25, 2003 or become exercisable within 60 days thereafter, and (b) shares of restricted stock scheduled to vest 50% on June 3, 2005, and 50% on June 3, 2006 held as follows:

Name	Shares Underlying Options	Shares of Restricted Stock
Mr. Aljian	19,600	—
Mr. Baldwin	360,000	75,000
Mr. Benninger	9,350	—
Mr. Christensen	19,850	—
Mr. Davis	19,190	—
Mr. Haig	19,600	—
Ms. Herman	3,750	—
Mr. Jacobs	250,000	25,000
Mr. Lanni	1,140,000	150,000
Mr. Mason	8,000	—
Mr. Murren	785,000	75,000
Mr. Popeil	8,000	—
Mr. Redmond	627,002	75,000
Mr. Wade	237,350	—
Mr. Wolzinger	8,000	—
Mr. Yemenidjian	410,460	—
(4)
In the fourth quarter of 2001, the Company commenced an option exchange program, which expired in December 2001. Pursuant to the program, eligible employees and Directors were able to surrender options with an exercise price of at least $23.00 in exchange for options equal to 90% of the number of options surrendered for cancellation. For example, if an eligible option holder surrendered options for 10,000 shares, the option holder would be entitled to replacement options for 9,000 shares. The replacement options have an exercise price equal to the closing price of the Company's Common Stock on the date of grant, which was June 13, 2002. The replacement options have the same expiration dates and vesting as the options surrendered by the option holder. At the expiration of the option exchange program, 5,489,338 options held by officers and Directors of the Company were eligible for exchange. The Company accepted from 23 officers and Directors 1,654,000 surrendered options (constituting 30.1%, of such eligible options), and the Company committed to grant 1,488,600 replacement options pursuant to the terms of the exchange program. Directors participated in the Company's option exchange program as follows:

Name	Shares Accepted For Exchange	Replacement Options Granted
Mr. Aljian	5,000	4,500
Mr. Baldwin	800,000	720,000
Mr. Benninger	10,000	9,000
Mr. Cramer	10,000	9,000
Mr. Davis	12,000	10,800
Mr. Haig	5,000	4,500
Mr. Lanni	300,000	270,000
Mr. Mason	15,000	13,500
Mr. Popeil	15,000	13,500
Mr. Wade	75,000	67,500
Mr. Wolzinger	15,000	13,500
Mr. Yemenidjian	5,000	4,500

  (see "Compensation and Stock Option Committee Report on Executive Compensation").

(5)
Shares are owned by Tracinda, which is wholly-owned by Mr. Kerkorian. As of March 25, 2003, Tracinda owned 53.4% of the outstanding Common Stock (see "Principal Stockholders").

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company's Directors and executive officers that no other reports were required, the Company notes that all reports for the year 2002 were filed on a timely basis except that one Form 4 was filed late during 2002 for Ms. Mansholt in connection with an exercise of stock options and one Form 4 was filed late during 2002 for Mr. Sani in connection with the grant of restricted stock.

INFORMATION REGARDING
BOARD AND COMMITTEES

        Certain Committees: Functions, Memberships and Meetings.    The following is a brief description of the functions of certain committees of the Board of Directors and the identity of their members. There is no nominating committee or committee performing a similar function.

        The Executive Committee.    During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law or by the Company's bylaws to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The current members of the Executive Committee are J. Terrence Lanni (Chair), James D. Aljian, Robert H. Baldwin, Fred Benninger, Terry Christensen, Gary N. Jacobs, Kirk Kerkorian, George Mason, James J. Murren, John T. Redmond, Melvin B. Wolzinger and Alex Yemenidjian. The Executive Committee held twelve meetings during fiscal 2002 and acted by written consent three times.

        The Audit Committee.    The functions of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board of Directors. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Audit Committee are Fred Benninger (Chair), Willie D. Davis and Roland Hernandez. The Audit Committee held four meetings during fiscal 2002.

        The Compensation and Stock Option Committee.    The functions of the Compensation and Stock Option Committee (the "Compensation Committee") are to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance and (3) is administered in a fair and equitable fashion in the stockholders' interests. The Compensation Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, determines the performance criteria and bonuses to be granted pursuant to the Company's Annual Performance-Based Incentive Plan, and administers and approves granting of Company stock options and other equity-based forms of compensation, including awards of restricted stock. The Compensation Committee's authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. The Compensation Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a Compensation Committee member. The current members of the Compensation Committee are James D. Aljian (Chair), Ronald M. Popeil and Melvin B. Wolzinger. The Compensation Committee held sixteen meetings during fiscal 2002 and acted by written consent one time.

        The Diversity Committee.    The functions of the Diversity Committee include developing, implementing and monitoring the Company's diversity initiatives. The current members of the Diversity Committee are Alexis Herman (Chair), Melvin B. Wolzinger, Willie D. Davis, Roland Hernandez, and Daniel M. Wade. The Diversity Committee held four meetings during fiscal year 2002.

        Compensation Committee Interlocks and Insider Participation.    Mr. Aljian is an executive of Tracinda and director of MGM Inc.

        Board and Committee Meetings.    The Board of Directors held four meetings during 2002 and acted by written consent one time. The work of the Company's directors is performed not only at meetings of the Board of Directors and its committees, but also by consideration of the Company's business through the review of documents and in numerous communications among Board members and others. During 2002, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served (held during the period for which they served).

        Fees for Board and Committee Service.    Directors who are compensated as full-time employees of the Company or its subsidiaries receive no additional compensation for service on the Board of Directors or its committees. During 2002, each director who is not a full-time employee of the Company or its subsidiaries was paid $38,000 per annum, plus $1,500 for each Board meeting attended ($750 if such Board meeting was attended telephonically) plus, in the case of members of the Executive Committee, $1,000 per meeting for each Executive Committee meeting attended ($500 if such meeting of the Executive Committee was attended telephonically). The Chair of the Audit Committee received a fee of $2,500 per meeting attended ($1,250 if such meeting of the Audit Committee was attended telephonically), and each other member of the Audit Committee received $1,500 for each meeting attended ($750 if such meeting of the Audit Committee was attended telephonically). The Chair of the Compensation Committee received $1,000 per quarter, and each other member of the Compensation Committee received $750 per quarter. The Chair of the Diversity Committee received a fee of $2,500 per meeting attended ($1,250 if such meeting of the Diversity Committee was attended telephonically), and the other members of the Diversity Committee received a fee of $1,500 per meeting attended ($750 if such meeting of the Diversity Committee was attended telephonically). Directors are also reimbursed expenses for attendance at Board and Committee meetings.

        In November 2002, the Board of Directors of the Company adopted a policy on benefits available to directors. The policy provides for a limited number of complimentary show tickets to events at the MGM Grand Garden Arena for the personal use of directors and their spouses or significant others, as well as complimentary rooms, food and beverages for directors and their spouses or significant others when staying at a Company property on Company business. The policy further provides for a limited number of discounted rooms for directors staying at a Company property on non-Company business and for friends and family of directors.

        The Company maintains a stock option grant program pursuant to the Nonqualified Stock Option Plan, which received Compensation Committee approval and subsequent stockholder approval, whereby members of the Company's Board of Directors who are not full-time employees of the Company receive an initial grant of 10,000 stock options, and subsequent yearly grants of 5,000 stock options during their respective terms as directors.

        During 2002, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received a fee of $50,000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table summarizes the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2002, 2001, and 2000, of the following: (i) the Chief Executive Officer of the Company; and (ii) the other four most highly compensated executive officers of the Company at December 31, 2002 (collectively, the "Named Executives").

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Other Annual(C)	Restricted Stock Awards(D)	Shares Underlying Options(E)		All Other Compensation(F)
	Year	Salary(A)	Bonus(B)
J. Terrence Lanni Chairman and Chief Executive Officer	2002 2001 2000	$1,557,692 969,230 885,572	$2,500,000 1,350,578 2,540,000	$181,972 202,583 —	$5,284,500 — —	270,000 — 1,000,000	(G)	$721,345 416,773 —
Robert H. Baldwin President and Chief Executive Officer—Mirage Resorts,	2002 2001 2000	1,278,846 988,462 1,000,000	2,000,000 1,159,693 9,004,646	— — —	2,642,250 — —	720,000 800,000	(G)	449,711 327,976 4,682
John T. Redmond President and Chief Executive Officer—MGM Grand Resorts, LLC	2002 2001 2000	1,078,846 775,384 718,974	1,600,000 918,531 630,000	— — —	2,642,250 — —	— — 150,000		298,224 192,218 —
James J. Murren President, Chief Financial Officer and Treasurer	2002 2001 2000	1,023,077 775,384 717,436	1,400,000 1,000,000 1,630,000	— — —	2,642,250 — —	— — 150,000		256,809 169,450 —
Gary N. Jacobs Executive Vice President, General Counsel and Secretary	2002 2001 2000	632,500 484,614 291,667	825,000 500,000 530,000	— — —	880,750 — —	— — 500,000		245,634 162,406 18,777

(A)
On June 2, 2002, the Company entered into new Employment Agreements with the Named Executive Officers, which new employment agreements extended the term of the employment contracts of each of the Named Executives from May 2004 to July 3, 2006 and increased their minimum annual base salaries as follows: Mr. Lanni, from $1,000,000 to $2,000,000; Mr. Baldwin, from $1,000,000 to $1,500,000; Mr. Redmond from $800,000 to $1,300,000; Mr. Murren, from $800,000 to $1,200,000; and Mr. Jacobs, from $550,000 to $700,000. Pursuant to the terms of their employment agreements that went into effect during 2000, Mr. Lanni's minimum annual salary was $1,000,000; Mr. Baldwin's minimum annual salary was $1,000,000; Mr. Redmond's minimum annual salary was $800,000; Mr. Murren's minimum annual salary was $800,000; and Mr. Jacobs' minimum annual salary was $500,000. Mr. Lanni resigned as Chief Executive Officer of the Company effective December 30, 1999. In February 2000, Mr. Lanni rejoined the Company in a full-time executive capacity as Chairman of the Board. Accordingly, the salary shown covers a period of less than one year. Mr. Baldwin's compensation reflects the fact that he has served both as President and Chief Executive Officer of Mirage Resorts since June 1, 2000 and as President and Chief Executive Officer of Bellagio, LLC or its predecessor since June 1996. Mr. Jacobs commenced employment with the Company on June 1, 2000. The amounts shown reflect the actual salaries paid during each of 2002, 2001 and 2000.

(B)
In February 2003, the Named Executives received bonuses for the 2002 fiscal year pursuant to the Company's Annual Performance-Based Incentive Plan for executive officers as follows: Mr. Lanni—$2,500,000, Mr. Baldwin—$2,000,000, Mr. Redmond—$1,600,000; Mr. Murren—$1,400,000 and Mr. Jacobs—$825,000. In February, 2002, the Named Executives received bonuses for the 2001 fiscal year pursuant to the Company's Annual Performance-Based Incentive Plan for executive officers as follows: Mr. Lanni—$1,350,578, Mr. Baldwin—$1,159,693, Mr. Redmond—$918,531; Mr. Murren—$1,000,000 and Mr. Jacobs—$500,000. In February 2001, the Named Executives received bonuses for the 2000 fiscal year pursuant to the Company's Annual Performance-Based Incentive Plan for executive officers as follows: Mr. Lanni—$1,000,000;

  Mr. Baldwin—$600,000; Mr. Redmond—$600,000; Mr. Murren—$600,000; and Mr. Jacobs—$500,000. Additionally, in 2000, Messrs. Lanni and Murren received $1,500,000 and $1,000,000, respectively, for successful completion of the acquisition of Mirage Resorts. Also, Mr. Baldwin received bonuses aggregating $1,304,646 in 2000 in connection with his prior employment contract with Mirage Resorts. Additionally, pursuant to commencement of employment contracts in 2000, Mr. Lanni received $40,000; Mr. Baldwin received $7,100,000, and Messrs. Redmond, Murren and Jacobs each received $30,000.

(C)
Amount includes allocations to Mr. Lanni for usage of the Company's aircraft and a hotel suite for personal use and reimbursement for taxes associated therewith. Other annual compensation for perquisites for Mr. Lanni in 2000, and for Messrs. Baldwin, Redmond, Murren and Jacobs in 2002, 2001 and 2000 aggregated less than (a) 10% of the total annual salary or (b) $50,000, whichever is lower. Accordingly, no such amounts are included in the table.

(D)
These values are determined by multiplying the number of shares of restricted stock awarded by the closing market price of the Common Stock on the date of grant (June 3, 2002). At the close of business on December 31, 2002, the Named Executive Officers held shares of non-vested restricted stock valued (based upon the closing market price of the Common Stock, on December 31, 2002, of $32.97) as follows: Mr. Lanni: 150,000 shares valued at $4,945,500; Messrs. Baldwin, Redmond and Murren: 75,000 shares valued at $2,472,750; and Mr. Jacobs: 25,000 shares valued at $824,250. Dividends, if any, are paid on the restricted shares at the same rate as paid to holders of the Company's Common Stock. No dividends were paid in 2002. The restricted stock awards are scheduled to vest 50% on June 3, 2005, and 50% on June 3, 2006.

(E)
During the years indicated, the only long-term compensation was pursuant to the Company Nonqualified Stock Option Plan. No grants have been made under the Company's Incentive Stock Option Plan.

(F)
The amounts in this column represent the Company match under its 401(k) plan, the Company match under its Deferred Compensation Plan (the "DCP"), the Company contribution under its Supplemental Executive Retirement Plan (the "SERP"), group life insurance premiums paid for the benefit of the Named Executives, reimbursement of medical expenses and associated taxes, and premiums for long term disability insurance for the benefit of the Named Executives as reflected in the following table:

All Other Compensation 2002

Name	401(K) Match	DCP Match(1)	SERP Contribution(2)	Executive Health And Insurance Benefits	Total
Mr. Lanni	$4,000	$76,000	$627,337	$14,008	$721,345
Mr. Baldwin	4,000	56,000	343,662	46,049	449,711
Mr. Redmond	4,000	48,000	202,674	43,550	298,224
Mr. Murren	4,000	44,000	168,758	40,051	256,809
Mr. Jacobs	4,000	24,000	142,928	74,706	245,634
  (1)
  The Company implemented the DCP, which is a nonqualified deferred retirement plan effective January 1, 2001 for certain key employees. The plan allows participants to defer, on a pre-tax basis, a portion of their salary and bonus and accumulate tax deferred earnings, plus investment earnings on the deferred balances, as a retirement fund. Participants receive a Company match of up to 4% of salary, net of any Company match received under the Company's 401(k) plan. All employee deferrals vest immediately. The Company matching contributions vest ratably over a three-year period.

  (2)
  The Company implemented the SERP effective January 1, 2001 for certain key employees. The SERP is a nonqualified plan under which the Company makes quarterly contributions that are intended to provide a retirement benefit that is a fixed percentage of a participant's estimated final five-year average annual salary, up to a maximum of 65%. Company contributions and investment earnings on the contributions are tax-deferred and accumulate as a retirement fund. Employees do not make contributions under this plan. A portion of the Company contributions and investment earnings thereon vests after three years of SERP participation and the remaining portion vests after both five years of SERP participation and 10 years of continuous service. The plan provides for defined contributions and the amount of the benefit is not guaranteed.

  Additionally included in the foregoing sums are: (i) $18,777 in benefit of Mr. Jacobs in 2000, which represented moving benefits provided and reimbursement of moving costs incurred related to his relocation to Las Vegas, Nevada; and (ii) group term life insurance and executive health benefits paid to Mr. Baldwin in 2000.

(G)
Pursuant to the Company's 2001 option exchange program, Messrs. Lanni and Baldwin surrendered options for 300,000 shares and 800,000 shares, respectively, and received grants of replacement options for 270,000 shares and 720,000 shares, respectively; the other Named Executives did not participate in the program (see "Election of Directors," "Option Grants in Last Fiscal Year" and "Compensation and Stock Option Committee Report on Executive Compensation").

Option Grants in Last Fiscal Year

        The table below sets forth certain information regarding options granted during 2002 to the Named Executives.

		Number of Securities Underlying Option Granted
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(B)
Name	Options Granted(A)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
					5%	10%
J. Terrence Lanni	270,000	4.2%	$34.15	5/31/10	$4,402,378	$10,544,461
Robert H. Baldwin	720,000	11.1%	34.15	5/31/10	11,739,674	28,118,562

(A)
Pursuant to the Company's 2001 option exchange program, Messrs. Lanni and Baldwin surrendered options for 300,000 shares and 800,000 shares, respectively, and received grants of replacement options for 270,000 shares and 720,000 shares, respectively; the other Named Executives did not participate in the program (see "Election of Directors", Executive Compensation and Other Information" and "Compensation and Stock Option Committee Report on Executive Compensation").

(B)
These amounts represent the stated assumed rates of appreciation only. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

        The following table sets forth option exercises and year-end value tables for the Named Executives.

			Number of Shares Underlying Unexercised Options at December 31, 2002
					Value of Unexercised In-the-Money Options at December 31, 2002(A)
Name	Shares Acquired on Exercise(#)	Value Realized($)(B)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
J. Terrence Lanni	288,108	6,950,772	1,140,000	180,000	12,243,460	—
Robert H. Baldwin	—	—	360,000	360,000	—	—
John T. Redmond	221,662	3,954,912	607,002	521,336	5,619,746	4,717,176
James J. Murren	200,000	4,204,300	785,000	365,000	12,407,700	4,679,675
Gary N. Jacobs	—	—	250,000	250,000	—	—

(A)
Based upon the market value of the underlying securities at December 31, 2002 of $32.97, minus the exercise price of "in-the-money" options (see "Proposal No. 4").

(B)
Based upon the closing sale price of the underlying securities on the Exchange Composite Tape on the date of exercise minus the exercise price of the options.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available to future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	14,323,000		$27.18	2,457,000
Equity compensation plans not approved by security holders	—	(a)	—	—
Total

(a)
In May 2002, the Board of Directors approved a restricted stock plan, not approved by security holders, under which 903,000 shares were issued and 897,000 remained outstanding at December 31, 2002. In November 2002, the Board of Directors determined that no more restricted stock awards would be granted.

        The following table sets forth information concerning the repricing of options held by the Company's Named Executives since March 25, 1993. An aggregate of 2,504,100 options, 132,000 options and 3,641,900 options previously granted to employees of the Company, including the Named Executives noted herein, were amended during December 1995, April 1997 and June 1998, respectively. The December 1995 repricing reduced the per share exercise price to $13.00 (the market price on the date of the amendment) from exercise prices ranging from $13.13 to $16.25. The April 1997 repricing reduced the per share exercise price to $16.88 (the market price on the date of the amendment) from exercise prices ranging from $19.19 to $20.50. The June 1998 repricing reduced the per share exercise price to $13.31 (the market price on the date of the amendment) from exercise prices ranging from $16.59 to $22.06. In November 2001, the Company offered its employees and members of its Board of Directors the opportunity to surrender certain stock options in exchange for the issuance of options equal in number to 90% of the options surrendered. The replacement options were to be granted no earlier than six months and one day after the options were surrendered, at an exercise price equal to the market price of the Company's common stock on the date the replacement options were granted. In connection with the November 2001 offer, 5,725,250 options with an exercise price ranging from $32.94 to $36.81 (or an average exercise price of $32.57) were surrendered in December 2001 and 5,152,725 replacement options with an exercise price of $34.15 were granted in June 2002.

TEN-YEAR OPTION/SAR REPRICINGS

Name and Position	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)		Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
J. Terrence Lanni Chairman and Chief Executive Officer	12/4/95 6/13/02	2,000,000 270,000	(A)	$13.00 34.15	$14.56 32.50	$13.00 34.15	112.5 months 96 months
Robert H. Baldwin President and Chief Executive Officer, Mirage Resorts	6/13/02	720,000	(A)	34.15	32.50	34.15	96 months
John T. Redmond President and Chief Executive Officer, MGM Grand Resorts, LLC	4/30/97 6/22/98 6/22/98 6/22/98	50,000 50,000 30,000 120,000		16.88 13.31 13.31 13.31	20.06 16.88 17.56 17.31	16.88 13.31 13.31 13.31	111 months 98 months 109 months 117 months
James J. Murren President, Chief Financial Officer and Treasurer	6/22/98	950,000		13.31	18.13	13.31	115 months

(A)
Pursuant to the Company's 2001 option exchange program, Messrs. Lanni and Baldwin surrendered options for 300,000 shares and 800,000 shares, respectively, and received grants of replacement options for 270,000 shares and 720,000 shares, respectively; the other Named Executives did not participate in the program (see "Election of Directors," "Option Grants in Last Fiscal Year" and "Compensation and Stock Option Committee Report on Executive Compensation").

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

        The Compensation and Stock Option Committee of the Board of Directors is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company's executives. During 2002, the Committee was comprised of the three Directors whose names appear at the bottom of this report. These policies may be summarized as follows:

  1.
  The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

  2.
  There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance; and

  3.
  The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

        During 2002, the Company's executives were eligible to be compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate), grants of stock options under the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan and grants of restricted stock under the Company's 2002 Restricted Stock Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by companies included in the Dow Jones Entertainment and Leisure-Casinos Industry Group (the "Casinos Group"). As a result of such factors and in order to secure the services of the Company's successful management team through at least July 3, 2006 and thereby realize the benefits of continuity and stability, the Compensation and Stock Option Committee approved, effective June 2002, an extension of the term of the employment contracts of each of the Named Executives from May 2004 to July 3, 2006 and an increase in their annual base salaries as follows: Mr. Lanni, from $1,000,000 to $2,000,000; Mr. Baldwin, from $1,000,000 to $1,500,000; Mr. Redmond from $800,000 to $1,300,000; Mr. Murren, from $800,000 to $1,200,000; and Mr. Jacobs, from $550,000 to $700,000. In making such determination, the Compensation and Stock Option Committee considered the fact that the Company would not be permitted to deduct for income tax purposes that portion of any salary paid to a Named Executive which exceeds $1,000,000.

        Performance bonuses, where appropriate, are usually determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Long-term incentive arrangements, on a case-by-case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 2002.

        The Company's Annual Performance-Based Incentive Plan for Executive Officers (the "Incentive Plan") provides for performance-based bonuses for executives who are "covered employees" under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation and Stock Option Committee based the performance measure in 2002 on achievement by the Company of pretax income excluding extraordinary items and certain non-extraordinary items, including but not limited to gains or losses from disposal of an operation or sale of assets, certain write-downs or write-offs and material accounting changes. The actual bonus awards, if any, under the Incentive Plan are determined by the Compensation and Stock Option Committee, provided that pursuant to the

Incentive Plan, no bonus award with respect to 2002 under the Incentive Plan could exceed the lesser of (a) $2,500,000 and (b) (I) in the case of the Company's Chief Executive Officer, 250% of the eligible executive's average annual base salary and (II) in the case of all other participants, 200% of the participant's average base annual salary. The average annual base salary for any participant is the average of such participant's annual base salary at (a) the beginning of the performance period (generally the first day of the year) and (b) the date that the Committee establishes the performance goals under the Incentive Plan (generally not later than the 90th day of the year).

        The minimum performance goals set by the Compensation and Stock Option Committee for 2002 were exceeded, and accordingly, the Company's senior executives qualified for bonuses for 2002 under the Incentive Plan. Based upon the factors and compensation policies discussed above, the Compensation and Stock Option Committee determined, on February 3, 2003, to grant bonuses for 2002 to the Named Executives pursuant to the Incentive Plan as follows: Mr. Lanni—$2,500,000; Mr. Baldwin,—$2,000,000; Mr. Redmond—$1,600,000; Mr. Murren—$1,400,000; and Mr. Jacobs—$825,000.

        The Compensation and Stock Option Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options or other forms of stock compensation. The Committee strongly believes that stock ownership in the Company is valuable incentive to executives and that the grant of stock options or other forms of stock compensation to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company for the long term. The Compensation and Stock Option Committee determines whether to grant stock options or other forms of stock compensation, as well as the amount of the grants, by taking into account, in the following order of importance, the individual's past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive's superior or the Board of Directors) and the amount of stock compensation previously granted. In 2002, the Compensation and Stock Option Committee did not grant any stock options to the Named Executives other than pursuant to the option exchange program described below. On February 27, 2003, 7,882,500 options were granted to an aggregate of 262 people, including 2,600,000 options to the Named Executives, subject to stockholder approval of Proposal No. 4 contained herein (see "Proposal No. 4").

        In May 2002, the Company's Board of Directors, upon the recommendation of the Compensation and Stock Option Committee, approved the 2002 Restricted Stock Plan, which authorized the grant of up to 1,000,000 restricted treasury shares of Common Stock to key employees. The plan was designed to provide an incentive to key employees to remain with the Company by providing for vesting of 50% of the shares on the third anniversary of the date of grant with the remaining shares vesting on the fourth anniversary of the date of grant. Based upon the factors and compensation policies discussed above, grants totaling 882,000 shares were made in June 2002 to key employees, including the Named Executives: Mr. Lanni, 150,000 shares; Mr. Baldwin, 75,000 shares; Mr. Redmond, 75,000 shares; Mr. Murren, 75,000 shares; and Mr. Jacobs, 25,000 shares. On November 12, 2002, the Restricted Stock Plan was terminated with respect to further grants. As of December 31, 2002, 897,000 shares were outstanding under the plan.

        The Company's stock option plans have been utilized to provide executives and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock. Due to a decline in the price of the Common Stock following the terrorist attacks of September 11, 2001, certain options outstanding under the Company's Nonqualified Stock Option Plan (including certain options held by the Named Executives) were exercisable at prices that exceeded the then current market value of the Common Stock. In November 2001, the Compensation and Stock Option Committee concluded that such options were not providing the intended incentive value. As a result, the Company instituted an option exchange program in order to give certain participants in the option plan the opportunity to exchange outstanding options to purchase shares of Common Stock that had an exercise price of at least $23.00 per share for options equal to 90% of the number of options surrendered for cancellation. The option exchange program expired in December 2001. Replacement options were granted on June 13, 2002 which have an exercise price of $34.15, the closing price of the Common Stock on the replacement option grant date. Messrs. Lanni and Baldwin surrendered options for 300,000 shares and 800,000 shares, respectively, and received grants of replacement options for 270,000 shares and 720,000 shares, respectively; the other Named Executives did not participate in the program.

Compensation Awarded to the Chief Executive Officer

        J. Terrence Lanni served as Chairman of the Board and Chief Executive Officer of the Company from July 1995 through December 1999, at which time he resigned as Chief Executive Officer but remained as Chairman of the Board in a non-executive officer capacity. Effective February 2000, Mr. Lanni resumed his full-time executive officer status with the Company, retaining the title of Chairman of the Board. Mr. Redmond and Mr. Wade had the title of Co-Chief Executive Officers of the Company, and they reported to Mr. Lanni as Chairman. Effective March 2001, Mr. Lanni reassumed the title of Chief Executive Officer of the Company. As a result of its periodic review of compensation paid by companies in the Casinos Group and in order to realize the benefits of continuity and stability from the Company's successful management team by securing their long-term services, the Compensation and Stock Option Committee approved, effective June 2002, an extension of the term of Mr. Lanni's employment contract from May 2004 to July 3, 2006 and an increase in his annual base salary from $1,000,000 to $2,000,000.

        As Chief Executive Officer, Mr. Lanni was eligible in 2002 to participate in the same executive compensation plans available to the Company's other senior executives, including the Incentive Plan, the Stock Option Plans and the Restricted Stock Plan. The performance measure for the Incentive Plan in 2002 was based upon achievement by the Company of pretax income, as described above. The Compensation and Stock Option Committee determined, on February 3, 2003, to grant a bonus of $2,500,000 to Mr. Lanni for 2002 pursuant to the Incentive Plan. Mr. Lanni did not receive any stock option grants during 2002 except for the replacement grant in June pursuant to the Company's option exchange program described above. In June 2002, the Compensation and Stock Option Committee granted 150,000 restricted shares to Mr. Lanni pursuant to the Company's Restricted Stock Plan as an additional incentive to him to remain with the Company and after taking into account, in the following order of importance, Mr. Lanni's past and prospective value to the Company, Mr. Lanni's performance (based upon evaluations by the Board of Directors) and the amount of stock compensation previously granted to him.

JAMES D. ALJIAN, Chairman RONALD M. POPEIL MELVIN B. WOLZINGER

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors (the "Audit Committee") consists of Mr. Benninger (Chair), Mr. Hernandez, and Mr. Davis. Messrs. Benninger, Hernandez and Davis meet the current independence and experience requirements of the Exchange listing standards.

        The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by focusing on three areas:

  1.
  The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements;

  2.
  The independence and performance of the Company's internal auditors and independent accountants; and

  3.
  The Company's compliance with legal and regulatory requirements.

        The Audit Committee meets with management, the Company's independent accountants and the internal auditors periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants, and periodically reviews their performance and independence from management. During fiscal year 2002, the Company dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte & Touche LLP as its new independent auditors. The Company paid Arthur Andersen LLP for audit services and Deloitte & Touche LLP for audit and other services in the following amounts:

Audit Fees	$425,287
Financial Information Systems Design and Implementation Fees	—
All Other Fees	305,837

        The category of "Audit Fees" includes fees related to the review of financial statements included in our Quarterly Reports on Form 10-Q and the audit of our consolidated financial statements included in our Annual Report on Form 10-K. It includes $20,000 paid to Arthur Andersen LLP prior to the Company's dismissal of Arthur Andersen LLP, and it includes $57,087 paid to Deloitte & Touche LLP related to the re-audit of our consolidated balance sheet as of December 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2001.

        Deloitte & Touche LLP was not engaged by the Company during 2002 to perform any services related to "Financial Information Systems Design and Implementation."

        The category of "All Other Fees" includes $226,254 related to services traditionally provided by auditors, such as, but not limited to, accounting consultation, audits of employee benefit plans and other entities and tax compliance services. The Audit Committee has concluded that the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.

        The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards No. 61 (communication with Audit Committees), as well as the written disclosures and delivery of the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

FRED BENNINGER, Chairman WILLIE D. DAVIS ROLAND HERNANDEZ

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones US Total Market Index for the five-year period which commenced December 31, 1997 and ended December 31, 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MGM MIRAGE, THE DOW JONES US TOTAL MARKET INDEX
AND THE DOW JONES US CASINOS INDEX

*$100 invested on 12/31/97 in stock or index—
including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
MGM MIRAGE	100.00	75.09	139.27	156.42	160.21	182.96
DOW JONES US TOTAL MARKET	100.00	124.90	153.28	139.07	122.50	95.45
DOW JONES US CASINOS	100.00	71.55	110.14	120.42	132.70	146.04

CERTAIN TRANSACTIONS

        On June 2, 2002, the Company entered into a new employment agreement with J. Terrence Lanni, Chairman of the Board and Chief Executive Officer of the Company. The new employment agreement extended the term of Mr. Lanni's prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Lanni's minimum annual salary from $1,000,000 to $2,000,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Lanni shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Lanni (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Lanni's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Lanni seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Lanni's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Lanni terminates without cause upon 30 days notice, then termination will result and Mr. Lanni shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Lanni's unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Lanni shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange, and the Company shall offer to purchase Mr. Lanni's restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see "Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values" and "Compensation and Stock Option Committee Report on Executive Compensation").

        On June 2, 2002, the Company entered into a new employment agreement with Robert H. Baldwin, President and Chief Executive Officer of Mirage Resorts, the Company's wholly owned subsidiary. The new employment agreement extended the term of Mr. Baldwin's prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Baldwin's minimum annual salary from $1,000,000 to $1,500,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Baldwin (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Baldwin's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Baldwin seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Baldwin's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remainder of the term of the agreement. If Mr. Baldwin terminates without cause upon 30 days notice, then termination will result and Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Baldwin's unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Baldwin shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange, and the Company shall offer to purchase Mr. Baldwin's restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see "Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values" and "Compensation and Stock Option Committee Report on Executive Compensation").

        On June 2, 2002, the Company entered into a new employment agreement with John T. Redmond, President and Chief Executive Officer of MGM Grand Resorts, the Company's wholly owned subsidiary. The new employment agreement extended the term of Mr. Redmond's prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Redmond's minimum annual salary from $800,000 to $1,300,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Redmond (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Redmond's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remaining term of the agreement. If Mr. Redmond seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Redmond's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Redmond terminates without cause upon 30 days notice, then termination will result and Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Redmond's unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Redmond shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange, and the Company shall offer to purchase Mr. Redmond's restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see "Executive Compensation and Other Information-Aggregated Option Exercises in

Fiscal 2002 and Fiscal Year-End Option Values" and "Compensation and Stock Option Committee Report on Executive Compensation").

        On June 2, 2002, the Company entered into a new employment agreement with James J. Murren, President, Chief Financial Officer and Treasurer of the Company. The new employment agreement extended the term of Mr. Murren's prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Murren's minimum annual salary from $800,000 to $1,200,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Murren shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Murren (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement without good cause (as defined), Mr. Murren's salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options and unvested restricted stock held will continue to vest for the remaining term of the agreement. If Mr. Murren seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Murren's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Murren terminates without cause upon 30 days notice, then termination will result and Mr. Murren shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control of the Company (as defined), all of Mr. Murren's unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Murren to purchase Common Stock of the Company shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange, and the Company shall offer to purchase Mr. Murren's restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see "Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values" and "Compensation and Stock Option Committee Report on Executive Compensation").

        On June 2, 2002, the Company entered into a new employment agreement with Gary N. Jacobs, Executive Vice President, General Counsel and Secretary of the Company. The new employment agreement extended the term of Mr. Jacobs' prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Jacobs' minimum annual salary from $500,000 to $700,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Jacobs (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Jacobs' salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Jacobs seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Jacobs' salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Jacobs terminates without cause upon 30 days notice, then termination will result and Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company's Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Jacobs' unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Jacobs shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange, and the Company shall offer to purchase Mr. Jacobs' restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see "Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values" and "Compensation and Stock Option Committee Report on Executive Compensation").

        Daniel M. Wade, Vice Chairman of the Company, was, until November 2001, a party to an employment agreement with the Company which was scheduled to terminate on May 31, 2004. Under the agreement he received a minimum annual salary of $800,000. Mr. Wade and the Company agreed to terminate the agreement effective October 31, 2001. As a result, the Company paid Mr. Wade $1,815,000 in connection with the termination of his employment contract and agreed to maintain certain employee benefits, including insurance coverage for Mr. Wade, through the first to occur of (a) October 31, 2003, or (b) the date on which Mr. Wade becomes eligible to receive such benefits from a new employer. In addition, he continued to vest in previously granted stock options through December 31, 2002.

        Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP, a law firm of which Terry Christensen, a member of the Board of Directors of the Company, is a partner and Gary N. Jacobs, Executive Vice President, General Counsel and Secretary and a Director of the Company, is of counsel (see "Election of Directors"), has performed extensive legal services for the Company. Such services rendered relate to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements. In 2002, the Company paid legal fees to Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP in the amount of $1,754,216. In 2002, Gary N. Jacobs received $240,000 from Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which payment was applied to the buy out of his partnership interest in the law firm. Mr. Jacobs had been a senior partner of the firm, and left that position on becoming employed by the Company. He continues with the law firm in an of counsel capacity. The foregoing payment was a fixed contractual obligation of the law firm, and was payable without regard to any legal services rendered to the Company.

        Bear, Stearns & Co. Inc, an investment banking and brokerage firm of which George J. Mason, a member of the Board of Directors of the Company, is Senior Managing Director, has provided investment banking and brokerage services for the Company in 2002.

        During 2002, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received a fee of $50,000.

        James J. Murren, President, Chief Financial Officer and Treasurer and a Director of the Company, was a founder of and currently serves as a Director of the Nevada Cancer Institute, a non-profit organization. Gary N. Jacobs, Executive Vice President, General Counsel and Secretary and a Director of the Company serves as a Director of the Nevada Cancer Institute, and Mr. Murren's wife, Heather Hay Murren, serves as a Director and the President of the Nevada Cancer Institute. In 2002, the Company made a contribution of goods and services to the Nevada Cancer Institute in the amount of approximately $179,559, and the Nevada Cancer Institute purchased goods and services from the Company and its subsidiaries in the amount of approximately $118,007.

        Mr. Benninger has been a consultant to Tracinda since before 1998, and in 2002, Mr. Benninger received consulting fees from Tracinda in the amount of $500,000. The consulting services provided by Mr. Benninger to Tracinda, and the compensation paid to Mr. Benninger for such consulting services, were not related to any services provided by Mr. Benninger to or on behalf of the Company.

        In 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which was subsequently approved by the stockholders, whereby members of the Company's Board of Directors who are not full-time employees of the Company would receive an initial grant (adjusted to reflect the effect of the Company's February 10, 2000 two-for-one stock split) of 10,000 stock options, and subsequent yearly grants of 2,000 stock options during their respective terms as directors. Effective July 1, 2000, the annual grants were increased to 5,000 stock options during their respective terms as directors.

        For the twelve months ended December 31, 2002, the Company and its subsidiaries rented aircraft from Tracinda for various business purposes. The aggregate amount of rental which was paid by the Company to Tracinda in 2002 was approximately $44,296, which management believes to be at rates generally comparable to those offered to third parties.

        Certain affiliates of the Company, including MGM Grand Hotel, LLC, purchase on a wholesale basis from MGM Inc., videocassettes and other merchandise such as baseball caps, clothing, key chains and watches bearing the trademarks and logos of MGM Inc. for resale to consumers in retail shops located within MGM MIRAGE-affiliated hotels. For the year ended December 31, 2002, there were no material purchases of such merchandise by the Company from MGM Inc. Hotel affiliates of MGM MIRAGE and MGM Inc. occasionally conduct cross-promotional campaigns, in which MGM MIRAGE's hotel affiliates and MGM Inc.'s motion picture releases are promoted together; however, management believes that the amounts involved are immaterial. In respect of the foregoing, in 2002, MGM Inc. provided the Company and its subsidiaries with movie premiere tickets for entertaining customers valued by MGM Inc. at approximately $100,000. MGM MIRAGE and its hotel affiliates and MGM Inc. have an ongoing relationship whereby the MGM MIRAGE hotel affiliates can utilize key art, still photographs of artwork and one-minute film clips from certain of MGM Inc.'s motion picture releases on an as-needed basis. MGM MIRAGE and its hotel affiliates do not pay any monetary compensation for these licenses.

        For the twelve months ended December 31, 2002, MGM Inc. paid the Company the aggregate amount of approximately $523,000 for hotel services and usage of its aircraft, and Tracinda paid the Company the aggregate amount of approximately $38,379 for hotel services. The rates charged by the Company for hotel services were generally comparable to those offered to third parties, and the rates charged by the Company for usage of its aircraft were mandated by Federal Aviation Administration regulations. In addition, Mr. Kirk Kerkorian, the sole stockholder of Tracinda, and Mr. Alejandro Yemenidjian, the Chief Executive Officer of MGM Inc., paid the Company the aggregate amount of approximately $60,700, and $21,949, respectively for hotel services provided by the Company. In addition, in 2002, Mr. Yemenidjian participated in the Company's executive health plan which reimburses Mr. Yemenidjian for his medical expenses. Mr. Yemenidjian reimbursed the Company for his participation in such executive health plan according to the Company's applicable rate structure. In addition, in 2002 the Company paid Mr. Yemenidjian's secretary the sum of $6,000.

        Pursuant to a License Agreement between predecessors in interest to the Company and MGM Inc. dated February 29, 1980, as amended, the Company has an open-ended exclusive license to use certain trademarks, trade names and logos in and in connection with the Company's resort hotel and/or gaming and other businesses, excluding the filmed entertainment business. The Company has agreed to pay $1 million per year for that portion of the license that permits the Company to use the letters "MGM" combined with the name "Mirage" and/or "MIRAGE."

        In July 2001, the Company entered into an agreement with MGM Inc. for the licensing of the MGM logo on slot machines for one year, with two one-year options to renew. No fees were paid to MGM Inc. in 2002 with respect to this Agreement, and the Company did not exercise its option to renew the Agreement.

        Pursuant to a Merchandise License Agreement effective as of December 1, 2000 between MGM Inc. and a subsidiary of the Company, the Company has the right to use certain trademarks and logos of MGM Inc. in connection with the retail sale of merchandise at the Company's properties. The Company is required to pay MGM Inc. royalties based on retail sales of the licensed merchandise. The agreement has a term of five years, subject to the Company's right to extend the term for one additional five-year period and its option to terminate the agreement at any time upon 60 days' notice. In 2002, the Company paid royalties to MGM Inc. in the amount of $4,000 pursuant to this Merchandise License Agreement. The amount of royalties that will become payable in 2003 and future years cannot be determined at this time.

        Mr. Robert H. Baldwin, the President and Chief Executive Officer of Mirage Resorts, is a Director and stockholder of TRIRIGA, a privately-held company which has proprietary construction management software. The Company entered into a contract with TRIRIGA for services from September 1, 2001 through October 31, 2002. In 2002, the Company paid TRIRIGA the aggregate amount of approximately $41,000 for use of TRIRIGA's software. The Company has terminated the agreement with TRIRIGA and does not anticipate that any payments will be made to TRIRIGA in 2003.

SELECTION OF AUDITORS
Proposal No. 2

        The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company during the year ended December 31, 2003.

        A representative of Deloitte & Touche LLP will be present at the stockholders' meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        On May 15, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP ("Andersen"), and engaged the services of Deloitte & Touche LLP as its new independent auditors. This action followed the entry of an order effective May 15, 2002 by the New Jersey Casino Control Commission prohibiting New Jersey casino licensees, and their holding and intermediate companies, from conducting business directly or indirectly with Andersen. Our Board of Directors and Audit Committee participated in the decision to dismiss Andersen and engage Deloitte & Touche LLP.

        During our two fiscal years ended December 31, 2001 and through May 15, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two fiscal years ended December 31, 2001 or through May 15, 2002.

        The reports of Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In its letter dated May 15, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Andersen stated that it agreed with the statements in the four preceding paragraphs. This letter was filed as Exhibit 16 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2002.

        During our two fiscal years ended December 31, 2001 and through May 15, 2002, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        Although Andersen's audit of our 2001 financial statements resulted in an unqualified opinion, in order to provide investors with additional confidence, we subsequently requested that Deloitte & Touche LLP re-audit our consolidated balance sheets as of December 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2001. Deloitte & Touche LLP has completed these audits. There were no adjustments or restatements to the financial statements referred to above filed as part of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2002.

The Board of Directors recommends a vote FOR adoption of this proposal.

AMENDMENT OF CERTIFICATE OF INCORPORATION
Proposal No. 3

        On February 4, 2003, the Company's Board of Directors approved, and declared advisable, an amendment to the Company's Articles of Incorporation (the "Proposed Amendment") which would revise ARTICLE 12 of the Company's Certificate of Incorporation, subject to stockholder approval at the Meeting. The amendment is required to comply with the requirements of the New Jersey Casino Control Act in preparation for anticipated future gaming activities in the State of New Jersey. ARTICLE 12, as proposed to be amended, reads in its entirety as follows:

    "12. (A). Except as is otherwise expressly provided in instruments containing the terms of the Corporation's securities, which instruments have been approved by the New Jersey Casino Control Commission (hereinafter "Commission"), in accordance with Section 82d(7) and (9) of the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. ("Act"), all securities of the Corporation shall be held subject to the condition that if a holder thereof is disqualified by the Commission pursuant to the Act ("Disqualified Holder"), such Disqualified Holder shall dispose of his interest in the Corporation's securities within 120 days or such other time period required by the Commission following the Corporation's receipt of notice (the "Notice Date") of such Disqualified Holder. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation's books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article 12. Failure of the Corporation to exercise its rights under this Act 12 shall not preclude the Corporation from exercising its rights under Article 13.

            (B). A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its right under this Article 12 or Article 13.

            (C). This Article 12 shall become effective if and when the Corporation becomes a holding company of a casino licensee under the New Jersey Act. This Article 12 shall remain in effect only so long as required by the Commission."

        Adoption of the amendment, which is technical in nature and does not change the rights of stockholders in any material respect, requires approval by holders of a majority of the Company's outstanding Common Stock.

The Board of Directors recommends a vote FOR
the proposed amendment of the Certificate of Incorporation.

AMENDMENT TO THE COMPANY'S 1997 NON-QUALIFIED STOCK OPTION PLAN
Proposal No. 4

Description of the Amendment

        Subject to the approval of the stockholders, the Board of Directors, on the recommendation of the Compensation and Stock Option Committee, has amended the Company's 1997 Nonqualified Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock subject to such plan by 8,000,000. The Board of Directors is of the opinion that the Option Plan has helped the Company compete for, motivate and retain high caliber executive, administrative and professional employees, and that it is in the best interests of the Company and its stockholders to amend the Option Plan as proposed. Consistent with the Company's compensation objectives, rewards under the Option Plan are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

        On February 27, 2003, 7,882,500 options were granted (subject to stockholder approval of this Proposal No. 4) to an aggregate of 262 people, including 2,600,000 options to the Named Executives. Other than the foregoing grants, it is not presently determinable who will receive future option grants, since stock option awards are granted by the Compensation and Stock Option Committee in its discretion from time to time, including grants to executive officers as well as other key employees. See "Compensation Committee Report on Executive Compensation" for a discussion of the factors which may be considered in determining a grant of stock options to executive officers.

        The affirmative vote of the holders of at least a majority of the shares of the Common Stock voted at the Annual Meeting is required to approve the amendment to the Option Plan.

The Board of Directors Recommends a Vote FOR approval of
the proposed Amendment of the Option Plan

Description of the Option Plan

        The Option Plan, as amended, together with the 1987 Non-Qualified and Incentive Stock Option Plans and the 1997 Incentive Stock Option Plan, which are not proposed to be amended (collectively, the "Option Plans") will cover up to an aggregate of 33,853,000 shares of Common Stock, and each option has a ten-year duration from the date of grant. On February 27, 2003, 7,882,500 options were granted to an aggregate of 262 people, including 2,600,000 options to the Named Executives, subject to stockholder approval of this Proposal No. 4. As of March 25, 2003, 9,080,182 shares underlying options covered under the Option Plans have been exercised. Assuming this Proposal No. 4 is approved, as of March 25, 2003, 22,457,871 options will be outstanding under the Option Plans, and 2,314,947 options will be available for future grant.

        The Option Plans are administered by the Compensation and Stock Option Committee, whose members are appointed by the Board of Directors. All employees of the Company and its subsidiaries (other than an employee owning more than 10% of the combined voting power of all classes of stock of the Company and its subsidiaries) are eligible to receive options. As of March 25, 2003, approximately 43,000 employees of the Company were eligible to participate in the option plans, and approximately 400 employees held outstanding options under the Option Plans. The exercise price in each instance is 100% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the option of the Compensation and Stock Option Committee, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price. All outstanding options have a ten-year term and are generally exercisable in four or five annual installments of 25% and 20%, respectively. Generally, outstanding options terminate three months after termination of the optionee's employment for any reason other than the optionee's death and one year after termination of the optionee's employment due to death.

        Options are non-transferable by the holder other than by will or laws of descent and distribution.

        In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any similar change affecting the Common Stock, appropriate adjustment, as determined by the Compensation and Stock Option Committee, will be made in the exercise price and in the number and class of shares subject to the option.

        In the event of sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the option and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

        The Board of Directors may amend or terminate the Option Plans from time to time in such respects as the Board may deem advisable; provided that the Board may not (i) increase the number of shares subject to the Option Plans without stockholder approval, (ii) permit the grant of an option with an exercise price that is less than the fair market value of the Common Stock, (iii) permit the grant of an option with a term beyond that provided in the Option Plans or (iv) make a material change in the class of eligible employees.

        The Company has agreed that certain options, including options granted to the Named Executives, will, to the extent not already vested, become fully vested upon a Change in Control (as defined) of the Company as a result of a sale or exchange of outstanding Common Stock (see "Certain Transactions").

        An optionee who is granted an incentive stock option generally will not recognize taxable income either upon the grant or the exercise of an incentive option, although the exercise may be subject to the alternative minimum tax. No deduction will ordinarily be available to the Company as a result of the grant or exercise of incentive options. Upon the sale or exchange of the shares underlying an incentive option more than two years after the date of grant and one year after the date of exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. Any gain recognized on such a premature disposition of shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the optionee's holding period of the shares. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to such a premature disposition.

        An optionee granted nonqualified stock options will not recognize any taxable income at the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercised by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending upon the optionee's holding period of the shares. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

        The foregoing is only a summary of certain affects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plans, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax law of any local, state or foreign jurisdiction in which any optionee may reside.

        The following table sets forth certain information with respect to stock options granted since January 1, 2003 through March 25, 2003 to (i) the Named Executives (as defined under "Executive Compensation"), (ii) all executive officers as a group, (iii) all non-executive officer directors as a group, and (iv) all non-executive officer employees as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

AMENDED PLAN BENEFITS
NONQUALIFIED STOCK OPTION PLAN

Name	Dollar Value(1)	Number of Options(2)
Mr. Lanni	$2,905,000	700,000
Mr. Baldwin	2,490,000	600,000
Mr. Redmond	2,075,000	500,000
Mr. Murren	2,075,000	500,000
Mr. Jacobs	1,245,000	300,000
All Executive Officers as a group (21 persons)	12,377,375	2,982,500
All Non-Executive Officer Directors as a group (14 persons)	—	—
All Non-Executive Officer Employees as a group (252 persons)	20,711,000	5,152,500

(1)
Based on the difference between the exercise price and the closing price of the Common Stock of $29.63 on the Exchange Composite Tape on March 25, 2003.

(2)
The grants to the Named Executives, as well as the grant of an aggregate of 5,282,500 options to 257 individuals other than the Named Executives, were made subject to the approval of Proposal No. 4.

AMENDMENT TO AMENDED ANNUAL PERFORMANCE-BASED
INCENTIVE PLAN FOR EXECUTIVE OFFICERS
Proposal No. 5

Description of the Amendment

        The Incentive Plan is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of pre-established performance goals. The Incentive Plan is intended to provide an incentive for profitable growth and to motivate participating executive officers toward even higher achievement and operating results to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers. The Chief Executive Officer and other executive officers of the Company who are among the four most highly compensated are eligible to participate in the Incentive Plan. The Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee").

        The Incentive Plan currently provides that the maximum annual bonus which may be paid under the plan is the lesser of (a) $2,500,000 and (b) (I) in the case of the Company's Chief Executive Officer, 250% of the participant's "average base annual salary" of the applicable performance period, and (II) in the case of all other participants, up to a maximum of 200% of the participant's "average base annual salary" of the applicable performance period. In order to provide greater flexibility to the Committee in its determination of annual bonuses under the Incentive Plan, the Company believes that the Incentive Plan should be amended to increase the maximum annual bonus which the Committee may grant to any one participant under the Incentive Plan to $5,000,000 during any applicable performance period. As is presently the case, even if the performance goals are met for any particular year, the Committee will continue to be able to reduce or totally eliminate any participant's bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the participant's performance or any other factors material to the goals, purposes, and administration of the Incentive Plan.

        The Committee has approved an amendment to the Incentive Plan for submission to the Company's stockholders to increase the ceiling on possible annual bonuses which may be paid under the Incentive Plan and to delete certain standards relating to the award of annual bonuses from the Incentive Plan.

The Board of Directors recommends a vote FOR approval of
the proposed amendment of the Incentive Plan.

Description of the Incentive Plan

        The Incentive Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by the Company of compensation paid to certain executive officers to $1,000,000 per officer. Compensation paid pursuant to a plan approved by the stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible. A copy of the Incentive Plan as amended and restated is attached hereto as Appendix B.

        Within 90 days of the beginning of each calendar year, the Committee approves performance goals including specific performance objectives and establishes computation formulae or methods for determining each participant's bonus for that year. The objectives include any one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; productivity; equity capital raised; and consummation of debt and equity offerings. At or after the end of each calendar year, the Committee is, required by the terms of the Incentive Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such year. The actual bonus award for any participant for such year shall then be determined based upon the pre-established computation formulae or methods. The Committee shall have no discretion to increase the amount of any participant's bonus as so determined, but even if the performance goals are met for any particular year, the Committee may reduce or totally eliminate any participant's bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the participant's performance or any other factors material to the goals, purposes, and administration of the Incentive Plan.

        Approved bonus awards under the Incentive Plan are payable in cash as soon as practicable after the end of each calendar year and after the Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by the Company as of the last day of the calendar year will be prorated or eliminated pursuant to rules established by the Committee in accordance with the Incentive Plan. Each participant will recognize ordinary taxable income upon receipt of payments under the Incentive Plan.

        Amendments can be made to the Incentive Plan that can increase the cost of the plan to the Company and can alter the allocation of benefits among participating executive officers. However, no such amendment that is inconsistent with its purpose or with its compliance with applicable law and the requirements of Section 162(m) will be made without stockholder approval.

        Upon adoption of the proposed amendment to the Incentive Plan, the ceiling on possible annual bonuses which may be paid under the Incentive Plan will be increased.

The Board of Directors recommends a vote FOR adoption of this proposal.

OTHER BUSINESS

        Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.

NOTICE CONCERNING STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company on or before December 16, 2003 in order to be included in the form of proxy and proxy statement to be issued by the Board of Directors for that meeting.

OTHER INFORMATION

        The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

        The Company's Annual Report to Stockholders for the year ended December 31, 2002 accompanies this Proxy Statement.

By Order of the Board of Directors,

Chairman of the Board and Chief Executive Officer

APPENDIX A

MGM MIRAGE 1997 NONQUALIFIED STOCK OPTION PLAN
AMENDED AND RESTATED—MAY 13, 2003

        1.    PURPOSE.    The purpose of the MGM MIRAGE 1997 Nonqualified Stock Option Plan is to provide a means whereby MGM MIRAGE may attract and retain persons of ability and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries.

        2.    DEFINITIONS.

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

          (C)  "Committee" shall mean the administrative committee appointed pursuant to Section 3.

          (d)  "Company" shall mean MGM MIRAGE, a Delaware corporation.

          (e)  "Employee" shall mean an employee of the Company or any of its Subsidiaries, as defined in Instruction 1(a) to Form S-8 under the Securities Act of 1933, as amended.

          (f)    "Nonqualified Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Nonqualified Plan, which is not an incentive stock option within the meaning of Code Section 422.

          (g)  "Nonqualified Plan" shall mean the MGM MIRAGE 1997 Nonqualified Stock Option Plan.

          (h)  "Participant" shall mean an Employee of the Company or any Subsidiary who is designated to receive Nonqualified Options pursuant to Section 3.

          (i)    "Stock" shall mean the Company's $.01 par value common stock.

          (i)    "Subsidiary" shall mean a subsidiary corporation as defined in Code Section 424(f) or any partnership or joint venture in which the Company owns a 50 percent or greater ownership interest.

        3.    ADMINISTRATION.    The Nonqualified Plan shall be administered by the Committee, consisting of at least two members, who shall be members of the Board, appointed by and holding office as Committee members at the pleasure of the Board. Subject to the provisions of the Nonqualified Plan, the Committee shall have the power to: (a) determine and designate from time to time those Employees who perform services for the Company or for any Subsidiary who shall be Participants in the Nonqualified Plan and the number of shares to be subject to the Nonqualified Options to be granted to each Participant; provided, however, that no Nonqualified Option shall be granted after the expiration of ten years from the effective date of the Nonqualified Plan specified in Section 8; (b) authorize the granting of Nonqualified Options to Participants; and (c) determine the time or times and the manner when each Nonqualified Option shall be exercisable and the duration of the exercise period.

        For all purposes of the Nonqualified Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations Section 20.2031-2, relating to the valuation of stocks and bonds for purposes of Code Section 2031.

        The Committee may interpret the Nonqualified Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Nonqualified Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Subsidiary as a period of service of such Participant with the Company or a Subsidiary, as the case may be, for purposes of accrual of such Participant's rights under the Nonqualified Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Nonqualified Plan or the Nonqualified Options.

        4.    BENEFITS AVAILABLE UNDER THE NONQUALIFIED PLAN.    The benefits provided by the Nonqualified Plan to Participants are Nonqualified Options. Nonqualified Options may be granted by the Company from time to time for all Participants to acquire up to an aggregate of 26,700,000 shares of Stock, subject to adjustment as provided in Paragraph 5(h) and reduced by the number of shares subject to options which are granted under the MGM MIRAGE 1997 Incentive Stock Option Plan. However, no Participant in the Nonqualified Plan shall be entitled to receive options to purchase more than 1,000,000 shares in any calendar year. The shares to be delivered upon exercise of Nonqualified Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchase in the open market. If any Nonqualified Option terminates, expires or is canceled with respect to any shares of Stock, new Nonqualified Options may thereafter be granted covering such shares.

        5.    TERMS AND CONDITIONS.    Each Nonqualified Option shall be evidenced by an agreement (the "Agreement'), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Nonqualified Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

          (a)    PERIOD.    Each Agreement shall specify that the Nonqualified Option thereunder is for a period not to exceed ten years (the "Option Period") and shall provide that the Nonqualified Option shall expire at the end of such period.

          (b)    OPTION PRICE.    The price per share at which a Nonqualified Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Nonqualified Option is granted, but shall be at least equal to the fair market value per share at the time the Nonqualified Option is granted.

          (c)    EXERCISE OF OPTION.    In order to exercise Nonqualified Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of Nonqualified Options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(d). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provisions of this Section 5, including the following limitation: no part of any Nonqualified Option may be exercised until the Participant holding the Nonqualified Option shall have performed services for the Company or for a Subsidiary for such period after the date on which the Nonqualified Option is granted as the Committee may specify in the Agreement; provided, however, that, although a Nonqualified Option may provide for earlier exercise, the Nonqualified Option shall be exercisable with respect to at least 20 percent of the shares subject thereto no later than the first anniversary of the grant of the Nonqualified Option, 40 percent of such shares no later than the second such anniversary, 60 percent of such shares no later than the third such anniversary, 80 percent of such shares no later than the fourth such anniversary and 100 percent of such shares no later than the fifth such anniversary. Notwithstanding the foregoing, however, the Committee may grant Nonqualified Options that vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. No Nonqualified Option may at any time be exercised in part with respect to fewer than the lesser of (i) fifty shares, or (ii) the number of shares which remain to be purchased pursuant to the Nonqualified Option.

          (d)    PAYMENT OF OPTION PRICE.    The Option Price of the Stock transferred to a Participant pursuant to the exercise of a Nonqualified Option shall be paid to the Company at the time of delivery of notice of exercise: (1) in cash; (2) with previously acquired Stock having a fair market value equal to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.

          (e)    EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT.    If a Participant holding Nonqualified Options shall terminate employment by the Company and its Subsidiaries because of death, or shall die within three months of termination of employment by the Company and its Subsidiaries, the Nonqualified Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or persons to whom the Participant's rights under the Nonqualified Options pass by will or applicable law, or if no such person has such rights, by the Participant's executors or administrators, at any time, or from time to time, within one year after the date of such termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent and Subsidiaries shall terminate for any reason other than death, Nonqualified Options held by such Participant may be exercised, to the extent the Participant was entitled to do so at the date of termination of employment at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a). Notwithstanding the foregoing, the Committee may, in its sole discretion, vary the foregoing provisions with respect to a particular Participant or particular Nonqualified Options granted to such Participant to make the termination provisions applicable to such Participant more favorable to such Participant so long as such variation does not extend the expiration date of such Nonqualified Options. Any such variation shall be set forth in the applicable Agreement or amendment thereto.

          (f)    NONTRANSFERABILITY.    No Nonqualified Option under the Nonqualified Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Participant under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Nonqualified Options shall be exercisable only by the Participant who received them.

          (g)    INVESTMENT REPRESENTATION.    Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Nonqualified Options (or any person acting under Paragraph 5(e)) shall deliver to the Company at the time of any exercise of any Nonqualified Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Nonqualified Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.

          (h)    ADJUSTMENTS IN EVENT OF CHANGE IN STOCK.    In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares which thereafter may be acquired under the Nonqualified Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Nonqualified Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Nonqualified Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

          (i)    NO RIGHTS AS STOCKHOLDER.    No Participant shall have any rights as a stockholder with respect to any shares subject to Nonqualified Options prior to the date of issuance to such Participant of a certificate or certificates for such shares.

          (j)    NO RIGHT TO CONTINUED EMPLOYMENT.    Neither the Nonqualified Plan nor any Nonqualified Options granted under the Nonqualified Plan shall confer upon any employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary for which a Participant performs services to terminate such employment at any time.

          (k)    ARRANGEMENT FOR TAX PAYMENT.    Each Agreement shall contain a provision that the Participant shall agree to make any arrangements required by the Committee to insure that the amount of tax required to be withheld by the Company or a Subsidiary as a result of the exercise of Nonqualified Options is available for payment.

          (l)    CERTAIN CORPORATE TRANSACTIONS.    Each Agreement shall provide that nothing in the Nonqualified Plan or the Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Nonqualified Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash or other consideration received by stockholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

        6.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.    The Nonqualified Plan, the grant and exercise of Nonqualified Options under the Nonqualified Plan, and the obligation of the Company to transfer shares under these Nonqualified Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

        7.    AMENDMENT AND DISCONTINUANCE.    The Board may from time to time amend, suspend or discontinue the Nonqualified Plan; provided, however, that, subject to the provisions of Paragraph 5(h), no action of the Board, or any committee thereof, may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the stockholders of the Company, (b) permit the granting of any Nonqualified Option at an Option Price less than that determined in accordance with Paragraph 5(b), (c) permit the granting of Nonqualified Options which expire beyond the period provided for in Paragraph 5(a), or (d) make any material change in the class of eligible Employees as defined in the Nonqualified Plan.

        8.    COMPLIANCE WITH RULE 16(b)(3) UNDER THE SECURITIES EXCHANGE ACT OF 1934.    (a) The Nonqualified Plan is intended to comply with all applicable conditions of Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule; (b) all transactions involving insider Participants are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan; and (c) any provision of the Nonqualified Plan or action by the Committee that is contrary to a condition of Rule 16(b)(3) shall not apply to insider-participants.

        9.    EFFECTIVE DATE.    The effective date of the Nonqualified Plan shall be the earlier of the date the Nonqualified Plan is adopted by the Board or the date it is approved by the stockholders of the Company.

APPENDIX B

MGM MIRAGE
AMENDED AND RESTATED ANNUAL PERFORMANCE-BASED
INCENTIVE PLAN FOR EXECUTIVE OFFICERS

PURPOSE

        The MGM MIRAGE Annual Performance-Based Incentive Plan For Executive Officers (the "Plan") is an annual short-term incentive plan designed to reward executive officers of MGM MIRAGE, formerly MGM Grand, Inc. (the "Company"), for achieving preestablished corporate performance goals. The Plan is intended to provide an incentive for superior performance and to motivate participating officers toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to preserve the Company's tax deduction for bonus compensation paid to executive officers by meeting the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 1
ELIGIBILITY AND PARTICIPATION

        Section 1.1    Participation in the Plan is limited to those executive officers of the Company who are officers among the named executives in the Company's annual proxy statements; specifically, any individual who (a) at any time during the taxable year, served as the chief executive officer of the Company or acted in such capacity, or (b) is among the four highest compensated executive officers of the Company other than the chief executive officer. At or prior to the time performance objectives for a "Performance Period" are established, as defined in Section 2.2 below, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") will designate in writing which executive officers among those eligible shall participate in the Plan for such Performance Period (the "Participants").

ARTICLE 2
PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES

        Section 2.1    The fiscal year of the Plan (the "Plan Year") shall be the fiscal year beginning on January 1 and ending on December 31, which performance periods may be longer or shorter than a Plan Year. The performance period with respect to which bonuses shall be calculated and paid under the Plan (the "Performance Period") shall generally be the Plan Year; provided, however, that the Committee shall have the authority to designate different Performance Periods under the Plan.

        Section 2.2    Within the first ninety days of each Performance Period, the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each Participant if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and formulae must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent of the total number of days in such Performance Period. The Committee shall be permitted to establish such goals, objectives and formulae with respect to each Participant without obtaining stockholder approval, unless the establishment of such goals, objectives and formulae is deemed a material term under the Plan pursuant to the Code requiring disclosure and approval by the stockholders.

        Section 2.3    Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; productivity; equity capital raised; consummation of debt and equity offerings. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established.

ARTICLE 3
DETERMINATION OF BONUS AWARDS

        Section 3.1    As soon as practicable after the end of each Performance Period (or such sooner time as the performance goals have been met), the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall calculate the amount of each Participant's bonus for such Performance Period based upon the performance goals, objectives, and computation formulae for such Performance Period established pursuant to Section 2.2 above. The Committee shall have no discretion to increase the amount of any Participant's bonus as so determined, but may reduce or totally eliminate any Participant's bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the Participant's performance or any other factors material to the goals, purposes, and administration of the Plan.

        Section 3.2    No Participant's bonus for any Plan Year shall exceed the sum of $5,000,000.

ARTICLE 4
PAYMENT OF BONUS AWARDS

        Section 4.1    Approved bonus awards shall be payable by the Company in cash, stock or options to each Participant, or to the Participant's estate in the event of the Participant's death, as soon as practicable after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved.

        Section 4.2    A bonus award that would otherwise be payable to a Participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period or on such sooner date as the performance goals have been met may be prorated or not paid based on rules to be established by the Committee for the administration of the Plan.

ARTICLE 5
OTHER TERMS AND CONDITIONS

        Section 5.1    No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of the Code and regulations promulgated thereunder) of the Plan, including the business criteria described in Section 2.3 above, are approved by the stockholders by a majority of votes cast in a separate vote on the issue in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

        Section 5.2    No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

        Section 5.3    Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to obligate the Company or any subsidiary to maintain any employee's compensation at any level.

        Section 5.4    The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

ARTICLE 6
ADMINISTRATION

        Section 6.1    All members of the Committee shall be persons who qualify as "outside directors" as defined under the Internal Revenue Code of 1986, as amended. Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

        Section 6.2    The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

        Section 6.3    Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

        Section 6.4    The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

        Section 6.5    The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan or the performance criteria specified in Section 2.3 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Participants to constitute qualified performance-based compensation under the Code.

        Section 6.6    No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

        Section 6.7    The place of administration of the Plan shall be the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

MGM MIRAGE

Proxy for Annual Meeting of Stockholders
May 13, 2003
Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints TERRY CHRISTENSEN, WILLIE D. DAVIS and ALEXANDER M. HAIG, JR., and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM MIRAGE (the "Company") to be held at MGM Grand Hotel and Casino, 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on May 13, 2003, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Items 1,2,3,4 and 5.

(Continued and to be SIGNED on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted for Items 1,2,3,4 and 5.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Directors
					FOR	AGAINST	ABSTAIN
FOR all nominees named (except as marked to the contrary) ☐	WITHHOLD AUTHORITY for all nominee(s) named ☐	Names of Nominees: 01 James D. Aljian, 02 Robert H. Baldwin, 03 Fred Benninger, 04 Terry N. Christensen, 05 Willie D. Davis, 06 Alexander M. Haig, Jr., 07 Alexis M. Herman, 08 Roland Hernandez, 09 Gary N. Jacobs, 10 Kirk Kerkorian, 11 J. Terrence Lanni, 12 Geroge J. Mason, 13 James J. Murren, 14 Ronald M. Popeil, 15 John T. Redmond, 16 Daniel M. Wade, 17 Melvin B. Wolzinger, 18 Alex Yemenidijain.	2.	To consider and act upon the ratification of the selection of independent auditors.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
		(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the following lines.)	3.	To approve a proposed amendment to the Company's Certificate of Incorporation in order to comply with the New Jersey Casino Control Act.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			4.	To approve a proposed amendment to the MGM MIRAGE 1997 Nonqualified Stock Option Plan to increase the number of shares subject to the Plan by 8,000,000.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			5.	To approve a proposed amendment to the Company's Annual Performance-Based Incentive Plan for Executive Officers.	☐	☐	☐
				I plan to attend meeting			☐
Signature	Signature	Date

Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any representative capacity or as an officer of a corporation, please indicate your full title as such.

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Admission Ticket

Annual Meeting
of
MGM MIRAGE
May 13, 2003
10:00 a.m. (Pacific Time)
MGM GRAND HOTEL AND CASINO
Hollywood Theater
3799 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NV 89109

This ticket must be presented at the door for entrance to the meeting.

Stockholder Name:
☐ WITH SPOUSE/SIGNIFICANT OTHER ☐ WITHOUT SPOUSE/SIGNIFICANT OTHER
Stockholder Address:
(Please Print)

Agenda
1:	To elect a Board of Directors;
2:	To consider and act upon the ratification of the selection of independent auditors;
3:	To approve a proposed amendment to the Company's Certificate of Incorporation in order to comply with the New Jersey Casino Control Act;
4:	To approve a proposed amendment to the MGM MIRAGE 1997 Nonqualified Stock Option Plan to increase the number of shares subject to the Plan by 8,000,000;
5:	To approve a proposed amendment to the Company's Annual Performance-Based Incentive Plan for Executive Officers; and
6:	To transact such other business as may properly come before the meeting or any adjournments thereof.

QuickLinks

PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS Proposal No. 1
INFORMATION REGARDING BOARD AND COMMITTEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
All Other Compensation 2002
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values
TEN-YEAR OPTION/SAR REPRICINGS
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
CERTAIN TRANSACTIONS
SELECTION OF AUDITORS Proposal No. 2
AMENDMENT OF CERTIFICATE OF INCORPORATION Proposal No. 3
AMENDMENT TO THE COMPANY'S 1997 NON-QUALIFIED STOCK OPTION PLAN Proposal No. 4
AMENDED PLAN BENEFITS NONQUALIFIED STOCK OPTION PLAN
AMENDMENT TO AMENDED ANNUAL PERFORMANCE-BASED INCENTIVE PLAN FOR EXECUTIVE OFFICERS Proposal No. 5
OTHER BUSINESS
NOTICE CONCERNING STOCKHOLDER PROPOSALS
OTHER INFORMATION
APPENDIX A MGM MIRAGE 1997 NONQUALIFIED STOCK OPTION PLAN AMENDED AND RESTATED—MAY 13, 2003
APPENDIX B MGM MIRAGE AMENDED AND RESTATED ANNUAL PERFORMANCE-BASED INCENTIVE PLAN FOR EXECUTIVE OFFICERS
PURPOSE
ARTICLE 1 ELIGIBILITY AND PARTICIPATION
ARTICLE 2 PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES
ARTICLE 3 DETERMINATION OF BONUS AWARDS
ARTICLE 4 PAYMENT OF BONUS AWARDS
ARTICLE 5 OTHER TERMS AND CONDITIONS
ARTICLE 6 ADMINISTRATION